                                   SCHEDULE A

           to Amended and Restated Agreement and Declaration of Trust
                           of Pioneer Series Trust II

                    Series of Shares of Beneficial Interests
                         (Effective as of June 7, 2013)

     WHEREAS, the Trustees of the Trust, acting pursuant to the Trust's agreement and declaration of trust as then in effect, have previously established and designated one or more series of shares of beneficial interest in the Trust (each, a "Series") pursuant to one or more designations of series (the "Prior Designations"); and

     WHEREAS, in connection with the adoption of an Amended and Restated Agreement and Declaration of Trust dated as of July 1, 2008 (the "Declaration"), pursuant to Section 4.9(a) of the Declaration, the previously established and designated Series were included on Schedule A to the Declaration, which was deemed an amendment and restatement of the Prior Designations; and

     WHEREAS, the Trustees of the Trust, acting pursuant to Section 10.3 of the Declaration, (i) approved the reorganization of Pioneer AMT-Free California Municipal Fund, a Series of the Trust, into a series of another statutory trust, such reorganization to be completed as of the close of business on June 12, 2009, and (ii) approved the termination of such Fund upon the completion of the Fund's reorganization; and

     WHEREAS, the Trustees of the Trust, acting pursuant to Section 10.3 of the Declaration, (i) approved the reorganization of each of Pioneer AmPac Growth Fund and Pioneer Growth Leaders Fund, each a Series of the Trust, into a series of another statutory trust, each such reorganization to be completed as of the close of business on August 28, 2009, and (ii) approved the termination of each such Fund upon the completion of the Fund's reorganization; and

     WHEREAS, the Trustees of the Trust, acting pursuant to Section 10.3 of the Declaration, (i) approved the reorganization of Pioneer Small and Mid Cap Growth Fund, a Series of the Trust, into a series of another statutory trust, such reorganization to be completed as of the close of business on September 18, 2009, and (ii) approved the termination of such Fund upon the completion of the Fund's reorganization; and

     WHEREAS, the Trustees of the Trust, acting pursuant to Section 10.1 of the Declaration, approved the liquidation and termination of Pioneer Tax Free Money Market Fund, a Series of the Trust, effective as of March 25, 2011; and

     WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, changed the name of the series "Pioneer Growth Opportunities Fund" to "Pioneer Select Mid Cap Growth Fund" effective upon completion of the reorganization of Pioneer Select Mid Cap Growth Fund, a series of another statutory trust, with the Fund, as of the close of business on June 7, 2013; and

     WHEREAS, this Schedule A to the Declaration shall be deemed to be an amendment and restatement of the Schedule A to the Declaration effective as of July 1, 2008;

     NOW THEREFORE, the following Series of the Trust have been established with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

          Pioneer AMT-Free Municipal Fund
          Pioneer Select Mid Cap Growth Fund

1. Each Share of each Series is entitled to all the rights and preferences accorded to Shares under the Declaration.

2. The number of authorized Shares of each Series is unlimited.

3. Each Series shall be authorized to hold cash, invest in securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time described in the prospectus and statement of additional information contained in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time ("Prospectus"). Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 4.9 of the Declaration.

4. With respect to each Series, (a) the purchase price of the Shares, (b) fees and expenses, (c) qualifications for ownership, if any, (d) the method of determination of the net asset value of the Shares, (e) minimum purchase amounts, if any, (f) minimum account size, if any, (g) the price, terms and manner of redemption of the Shares, (h) any conversion or exchange feature or privilege, (i) the relative dividend rights, and (j) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.

5. The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.

6. The designation of any Series hereby shall not impair the power of the Trustees from time to time to designate additional Series of Shares of the Trust.

7. Capitalized terms not defined herein have the meanings given to such terms in the Declaration.

                                   SCHEDULE B


           to Amended and Restated Agreement and Declaration of Trust
                           of Pioneer Series Trust II

                        Designation of Classes of Shares
                       (Effective as of November 10, 2014)

     WHEREAS, the Trustees of the Trust, acting pursuant to the Trust's agreement and declaration of trust as then in effect, have previously established and designated one or more series of shares of beneficial interest in the Trust (each, a "Series") and have previously established and designated one or more classes of Shares (each, a "Class") for some or all of the Series pursuant to one or more designations of Classes (the "Prior Designations"); and

     WHEREAS, in connection with the adoption of an Amended and Restated Agreement and Declaration of Trust dated as of July 1, 2008 (the "Declaration"), pursuant to Section 4.9(b) of the Declaration, the previously established and designated Classes were included on Schedule B to the Declaration, which was deemed an amendment and restatement of the Prior Designations; and

     WHEREAS, the Trustees of the Trust, acting pursuant to Section 10.3 of the Declaration, (i) approved the reorganization of Pioneer AMT-Free California Municipal Fund, a Series of the Trust, into a series of another statutory trust, such reorganization to be completed as of the close of business on June 12, 2009, and (ii) approved the termination of such Fund upon the completion of the Fund's reorganization; and

     WHEREAS, the Trustees of the Trust, acting pursuant to Section 10.3 of the Declaration, (i) approved the reorganization of each of Pioneer AmPac Growth Fund and Pioneer Growth Leaders Fund, each a Series of the Trust, into a series of another statutory trust, each such reorganization to be completed as of the close of business on August 28, 2009, and (ii) approved the termination of each such Fund upon the completion of the Fund's reorganization; and

     WHEREAS, the Trustees of the Trust, acting pursuant to Section 10.3 of the Declaration, (i) approved the reorganization of Pioneer Small and Mid Cap Growth Fund, a Series of the Trust, into a series of another statutory trust, such reorganization to be completed as of the close of business on September 18, 2009, and (ii) approved the termination of such Fund upon the completion of the Fund's reorganization; and

     WHEREAS, the Trustees of the Trust, acting pursuant to Section 10.1 of the Declaration, approved the liquidation and termination of Pioneer Tax Free Money Market Fund, a Series of the Trust, effective as of March 25, 2011; and

     WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, changed the name of the series "Pioneer Growth Opportunities Fund" to "Pioneer Select Mid Cap Growth Fund" effective upon completion of the reorganization of Pioneer Select Mid Cap Growth Fund, a series of another statutory trust, with the Fund, as of the close of business on June 7, 2013; and

     WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, divided the Shares of the Series of the Trust called "Pioneer Select Mid Cap Growth Fund" into one additional Class of Shares called "Class K Shares", effective as of September 16, 2014, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below; and

     WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, (i) approved for each series of the Trust that had issued and outstanding Class B Shares (each a "Fund"), the conversion of all issued and outstanding Class B Shares of such Fund to Class A Shares of such Fund, effective as of the close of business on November 10, 2014, and (ii) approved the termination of Class B Shares of such Fund, effective upon such conversion of all issued and outstanding Class B Shares to Class A Shares; and

     WHEREAS, this Schedule B to the Declaration shall be deemed to be an amendment and restatement of the Schedule B to the Declaration effective as of July 1, 2008;

     NOW THEREFORE, the following Classes as listed below with respect to the identified Series of the Trust have been established with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

                Series                                Classes
                ------                                -------
Pioneer AMT-Free Municipal Fund                   Class A
                                                  Class C
                                                  Class Y

Pioneer Select Mid Cap Growth Fund                Class A
                                                  Class C
                                                  Class K
                                                  Class R
                                                  Class Y

1. Each Share of each Class is entitled to all the rights and preferences accorded to Shares under the Declaration.

2. The number of authorized Shares of each Class is unlimited.

3. All Shares of a Class of a Series shall be identical with each other and with the Shares of each other Class of the same Series except for such variations between Classes as may be authorized by the Trustees from time to time and set forth in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Class of such Series, as the same may be amended and supplemented from time to time ("Prospectus"). The Trustees may change the name or other designation of a Class; and take such other action with respect to the Classes as the Trustees may deem desirable.

4. With respect to the Shares of a Class of a Series, (a) the time and method of determining the purchase price, (b) the fees and expenses, (c) the qualifications for ownership, if any, (d) minimum purchase amounts, if any, (e) minimum account size, if any, (f) the price, terms and manner of redemption of,
(g) any conversion or exchange feature or privilege , (h) the relative dividend rights, and (i) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Class of such Series.

5. The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Class of a Series that have been established by the Trustees, divide or combine the issued or unissued Shares of any Class of a Series into a greater or lesser number; classify or reclassify any issued or unissued Shares of any Class of a Series into one or more Classes of such Series; combine two or more Classes of a Series into a single Class of such Series; in each case without any action or consent of the Shareholders.

6. The designation of any Class hereby shall not impair the power of the Trustees from time to time to designate additional Classes of Shares of a Series or terminate any one or more Classes of a Series hereby designated.

7. Capitalized terms not defined herein have the meanings given to such terms in the Declaration.

                                       3